UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 26, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BroadSoft, Inc. (“BroadSoft”) approved compensation arrangements for our executive officers for the year ending December 31, 2014. Compensation for our executive officers in 2014 consists of two elements: (a) base salaries and (b) cash bonus awards in accordance with an incentive compensation plan that was adopted by the Compensation Committee on February 26, 2014. As previously disclosed in our Current Report on Form 8-K filed on February 19, 2013, due to the size of the equity grants made during 2013 as compared to prior annual equity grants, the Compensation Committee does not expect to grant further equity awards to our executive officers until 2016 or later.

As part of its annual review and consideration of executive compensation matters, in December 2013, the Compensation Committee engaged an independent third party compensation consultant to review overall compensation for BroadSoft’s executive officers in 2014.

Base Salaries

Effective as of April 1, 2014, base salaries of our executive officers are as follows:

Name:	Base Salary Effective as of April 1, 2014

Michael Tessler, President and Chief Executive Officer	$496,000
Scott D. Hoffpauir, Chief Technology Officer	$328,000
James A. Tholen, Chief Financial Officer	$340,000
Patrick O. Joggerst, Vice President, Global Sales	$304,500
Andrew C. Wyatt, Vice President, Strategy	£150,000	(1)

(1)	Mr. Wyatt is based in England, and thus his salary and target bonus are denominated in British pounds. Equal to US $251,175 based on the February 28, 2014 exchange rate, the latest practicable date prior to this filing.

Target Annual Cash Bonus Awards

In accordance with the terms of the BroadSoft 2014 Executive Officer Annual Bonus Plan (the “2014 Bonus Plan”) as approved by the Compensation Committee, the target annual cash bonus awards for our executive officers for the year ending December 31, 2014 were set as follows:

Name:	Total Annual Target Bonus

Michael Tessler	$397,000
Scott D. Hoffpauir	$197,000
James A. Tholen	$204,000
Andrew C. Wyatt	£75,000	(1)

(1)	Equal to US $125,588, based on the February 28, 2014 exchange rate.

As a sales executive, Mr. Joggerst does not participate in the 2014 Bonus Plan and instead participates in a commission plan. For 2014, the Compensation Committee established a commission target amount for Mr. Joggerst of $230,000.

2014 Executive Bonus Plan

The Compensation Committee approved the following terms for the 2014 Bonus Plan. The three performance measure components of the 2014 Bonus Plan are described in more detail below:

Revenue Target

Except as described below, BroadSoft’s total consolidated revenue performance represents a 35% weighting of each executive officer’s annual target bonus amount. The attainment of revenues against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the revenue component.

•	In the event our revenue for the year equals 100% of our revenue target, the payout percentage for this component will be 100%.

•	In the event our revenue for the year is approximately 94% of our revenue target, the payout percentage for this component will be 80%.

•	In the event our revenue for the year is between approximately 94% and 100% of our revenue target, the payment percentage for this component will be adjusted linearly between 80% and 100%.

•	In the event our revenue for the year is less than approximately 94% of our revenue target, the payout percentage for this component will be 0%.

•	In the event our revenue for the year exceeds 100% of our revenue target, 5% of such revenue greater than such target revenue will be paid in bonuses to our executive officers and other officers, including the executive officers that are entitled to participate in the 2014 Bonus Plan, with the actual bonus per executive officer determined by the Compensation Committee.

Non-GAAP Operating Income Target

BroadSoft’s non-GAAP operating income performance represents a 35% weighting of each executive officer’s annual target bonus amount. For purposes of the 2014 Bonus Plan, non-GAAP operating income reflects the definition used by BroadSoft in our earnings releases. The attainment of non-GAAP operating income against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the non-GAAP operating income component.

•	In the event our non-GAAP operating income for the year equals 100% of our non-GAAP operating income target, the payout percentage for this component will be 100%.

•	In the event our non-GAAP operating income for the year is approximately 80.85% of our non-GAAP operating income target, the payout percentage for this component will be 80%.

•	In the event our non-GAAP operating income for the year is between approximately 80.85% and 100% of our non-GAAP operating income target, the payment percentage for this component will be adjusted linearly between 80.85% and 100%.

•	In the event our non-GAAP operating income for the year is less than approximately 80.85% of our non-GAAP operating income, the payout percentage for this component will be 0%.

Strategic Objectives

The achievement of the corporate strategic objectives set forth in the 2014 Bonus Plan represents a 30% weighting of each executive officer’s annual target bonus amount. During the first quarter of 2015, the Compensation Committee will measure the achievement of these objectives by our executive officers in 2014.

2013 Cash Bonus Payments

On February 26, 2014, the Compensation Committee approved the payout of 2013 cash bonuses to each of Messrs. Tessler, Hoffpauir, Tholen and Wyatt, with Mr. Wyatt’s 2013 target bonus pro-rated such that he was only eligible for one-third of his bonus target given his start date. Mr. Joggerst is not entitled to cash bonuses and instead is eligible for sales commissions in accordance with his commission plan. The Compensation Committee determined that, while BroadSoft did not achieve the revenue threshold and only achieved a portion of its operating income target, as set forth in the BroadSoft 2013 Executive Bonus Plan, we had achieved a significant number of our strategic objectives for 2013. As a result, the Compensation Committee determined to award each of the following executive officers 60% of his target bonus for 2013, such that the following discretionary cash bonuses were approved:

Name:	Total 2013 Cash Bonus

Michael Tessler	$198,000
Scott D. Hoffpauir	$89,116
James A. Tholen	$95,481
Andrew C. Wyatt	£15,000	(1)

(1)	Equal to US $25,118, based on the December 31, 2013 exchange rate.

Amendment of Performance Stock Unit Award Vesting Schedule

As previously reported in our Current Report on Form 8-K filed on February 19, 2013, the Compensation Committee granted performance stock unit (“PSU”) awards to certain executive officers on February 15, 2013.

On February 26, 2014, the Compensation Committee amended the vesting terms of such outstanding PSUs (the “Amended Vesting Schedule”) to provide that upon a Change in Control (as defined in our Amended and Restated 2009 Equity Incentive Plan, or the “Plan”) occurring prior to February 15, 2017, 50% of the PSUs shall immediately vest upon the last to occur of the following requirements if each of the following requirements are met with respect to such PSUs; provided that in no event shall more than 100% of the PSUs subject to the Award vest: (i) the award has been continued, assumed or substituted in accordance with the Plan, or any successor provision; and (ii) the participant has been terminated without cause (as defined in the Plan) within one year after the consummation of the Change in Control or the participant terminates his employment with BroadSoft for Good Reason (as defined in the award agreement), where the events giving rise to the participant’s right to resign for Good Reason arise within one year after the consummation of the Change in Control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: March 4, 2014	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel